UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2012 (April 24, 2012)

INTERNAL FIXATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-54363	20-4580923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5901 SW 74th Street, Suite 408
South Miami, Florida 33143

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (786) 268-0995

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2012, Laura Cattabriga, Chief Financial Officer and Secretary of Internal Fixation Systems, Inc. (the “Company” or “we”) and Kenneth West, a founder of the Company and its Vice President Sales and a member of the Company’s Board of Directors, each resigned from all of their positions with the Company, effective immediately.  In connection with Ms. Cattabriga’s resignation, we appointed Henry Brown, CPA as the Company’s Chief Financial Officer (principal accounting officer) and Secretary, effective April 24, 2012.

Henry Brown, CPA, 63, is a CPA licensed in Florida and New York and is a Fellow of the Healthcare Financial Management Association.  From September 2008 through February 2012, Mr. Brown was the Chief Financial Officer of Westchester General Hospital, a 160 bed hospital located in Miami Florida.  From October 2007 through September 2008, he was the Interim Financial Performance Director at The Hospital Doctor, LLP a healthcare consulting company and from February 2007 through September 2007, Mr. Brown was the Chief Financial Officer of Chesapeake General Hospital, a 260 bed hospital located in Chesapeake, Virginia.

From February 2005 until February 2007, Mr. Brown was retained by Pan American Hospital, a nonprofit hospital in Miami Florida to guide it through the resolution of its Chapter 11 bankruptcy which commenced in March 2004 and was discharged in February 2007.

Compensatory Arrangement with HenryBrown.

On April 24, 2012, we entered into an agreement with Henry Brown whereby Mr. Brown has been retained by the Company as its Chief Financial Officer.  Under the terms of the agreement, a copy of which is attached hereto and incorporated by reference into this Current Report on Form 8-K as Exhibit 10.1, Mr. Brown is entitled to receive an annual salary of $125,000 and certain employee benefits, including a car allowance of $650 per month.  One half of such salary will be paid in cash, and the remainder will be paid in shares of our Common Stock at $.50 per share, until our cash flow supports payment in cash only.  Under the letter agreement, we granted to Mr. Brown the right to acquire 100,000 shares of our Common Stock at $1.00 per share, which right vests in two equal installments of 33,333 shares and one installment of 33,334 shares with the first installment vesting on April 24, 2013, the second installment vesting on April 24, 2014 and the third installment vesting on April 24, 2015, with each installment exercisable for three years from the date of vesting.

Item 9.01                 Financial Statements and Exhibits

(c)  Exhibits.

Exhibit Number	Description

10.1	Letter Agreement dated April 24, 2012 between Henry Brown and Internal Fixation Systems, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAL FIXATION SYSTEMS, INC.

Date: April 27, 2012	By:	/s/ Stephen J. Dresnick, MD
	Name:	Stephen J. Dresnick, MD
	Title:	President